Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Cooper C. Collins, David Becker and Paul Aubert, or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of Pernix Therapeutics Holdings, Inc. relating to the proposed merger of Somaxon Pharmaceuticals, Inc., with and into a wholly owned subsidiary of Pernix Therapeutics Holdings, Inc., and any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 4th day of January, 2013.

Signature	Title	Date

/s/ Michael C. Pearce Michael C. Pearce	Chairman of the Board of Directors	January 4, 2013

/s/ Anthem H. Blanchard Anthem H. Blanchard	Director	January 4, 2013

/s/ Steven A. Elms Steven A. Elms	Director	January 4, 2013

/s/ James E. Smith James E. Smith	Director	January 4, 2013

/s/ David Becker David Becker	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 4, 2013